Exhibit e (iii)

Letter Agreement to the
Underwriting Agreement

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to paragraph 12 of the Underwriting Agreement dated as of June 25, 1993, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Underwriter), please be advised that the Trust has established four new series of its shares (New Funds) as set forth below:

__________________________________________________

USAA Cornerstone Conservative Fund
USAA Cornerstone Moderately Conservative Fund
USAA Cornerstone Aggressive Fund
USAA Cornerstone Equity Fund
________________________________________________

Please be further advised that the Trust desires to retain the Underwriter to sell and distribute shares of the New Funds and to render other services to the New Funds as provided in the Underwriting Agreement.

Please state below whether you are willing to render such services as provided in the Underwriting Agreement.

                                                                                                                       USAA MUTUAL FUNDS TRUST

Attest: /S/ CHRISTOPHER P. LAIA                                                                                                  By:  /S/ DANIEL S. MCNAMARA
            Christopher P. Laia                                                                                            Daniel S. McNamara
            Secretary                                                                                      President

Dated:

We are willing to render services to the New Funds as set forth in the Underwriting Agreement.

                                                                                        USAA INVESTMENT MANAGEMENT COMPANY

Attest: /S/ CHRISTOPHER P. LAIA                                                                    By:  /S/ BROOKS ENGLEHARDT
               Christopher P. Laia                                                                                           Brooks Englehardt
Secretary                                                                           Vice President

Dated:

Exhibit e (viii)

State Street Bank and Trust Company
1200 Crown Colony Drive, CC1/5
Crown Colony Office Park
Quincy, MA 02169

Attention:  Eugene Usatin, Vice President

Re:  USAA Mutual Funds Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established four new series of shares to be known as the USAA Cornerstone Conservative Fund, USAA Cornerstone Moderately Conservative Fund, USAA Cornerstone Aggressive Fund, and USAA Cornerstone Equity Fund.

In accordance with Section 18, the Additional Funds provision, of the Amended and Restated Custodian Agreement dated as of July 31, 2006, by and between USAA Mutual Funds Trust and State Street Bank and Trust Company (the “Custodian”) (the “Custodian Agreement”), the undersigned Fund hereby requests that the Custodian render services as custodian under the Custodian Agreement with respect to the USAA Cornerstone Conservative Fund, USAA Cornerstone Moderately Conservative Fund, USAA Cornerstone Aggressive Fund, and USAA Cornerstone Equity Fund become “Portfolios” under the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

USAA MUTUAL FUNDS TRUST
                      on behalf of:
USAA Cornerstone Conservative Fund,
USAA Cornerstone Moderately Conservative Fund, USAA Cornerstone Aggressive Fund, and USAA Cornerstone Equity Fund

By:    /S/ ADYM RYGMYR
Name:  Adym Rygmyr
Title:  Secretary, Duly Authorized
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:       /S/ MICHAEL F. ROGERS
Name:      Michael F. Rogers
Title:        Executive Vice President, Duly Authorized

Effective Date:  June 8, 2012